UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) July 12, 2007

VERI-TEK INTERNATIONAL, CORP.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 W. 100th Place, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2007, Veri-Tek International, Corp. (the “Company”) entered into an Employment Agreement, effective as of March 29, 2007, with Andrew Rooke (the “Employment Agreement”). Under the terms of the Employment Agreement, the Company agreed to employ Mr. Rooke as the Company’s President and Chief Operating Officer for a term commencing on March 29, 2007 and ending on March 29, 2009. The Employment Agreement provides that Mr. Rooke’s term of employment will automatically extend for successive one year terms unless either the Company or Mr. Rooke notifies the other in writing, at least 90 days prior to the end of the then current term, of the expiration of the employment term. Although the employment relationship between Mr. Rooke and the Company may be terminated by either party at any time, with or without cause, Mr. Rooke is entitled to receive severance payments from the Company under certain circumstances.

Pursuant to the Employment Agreement, Mr. Rooke is entitled to receive (i) an annual base salary of $250,000; (ii) various benefits made available to the employees of the Company; (iii) monthly reimbursement of any country club and/or private club dues up to $1,000 per month; (iv) reimbursement of his relocation expenses, including: packing and moving expenses, closing costs, expenses incurred for up to three property identification visits (not to exceed $1,500 per visit), the cost of temporary accommodations for no more than twelve months, and any loss on the sale of Mr. Rooke’s existing property up to $100,000; and (v) a monthly automobile allowance in the amount of $1,000. In addition, the Company has agreed to pay Mr. Rooke one month of his base salary to cover the cost of any incidentals. Mr. Rooke is also eligible to receive annual cash incentives under the Employment Agreement.

Under the terms of his Employment Agreement, Mr. Rooke is subject to a non-competition covenant and is obligated to maintain the confidentiality of our proprietary information and trade secrets for at least two years following his term of employment.

The description of the Employment Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERI-TEK INTERNATIONAL, CORP.

	By:	/s/ David J. Langevin
	Name:	David J. Langevin
	Title:	Chairman and Chief Executive Officer

Date: July 13, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated July 12, 2007, between Veri-Tek International, Corp. and Andrew Rooke.